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                                                                Exhibit 10.29


                                 AMENDMENT NO. 2
                                       TO
                            PRODUCT SUPPLY AGREEMENT

     This Amendment No. 2 is effective 1 June, 2001, by and between The Premcor Refining Group, Inc., formally known as Clark Refining & Marketing, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "Buyer") and Air Products and Chemicals, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "Seller").

                               WITNESSETH THAT:

WHEREAS, Seller and Buyer are parties to a Product Supply Agreement dated as of 1 August 1999 (hereinafter referred to as the "Agreement"); and

WHEREAS, the parties now wish to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, Seller and Buyer agree to amend the Agreement as follows:

1.   Add new Section 12.3, as follows:

"12.3 Indemnification. Nothing herein shall be construed to require Seller to take any action to attempt to secure a reduction in Buyer's Pro Rata Share of property taxes, ad valorem taxes and payments under the Property Tax Agreements (hereinafter referred to as an "Action") if, in the judgment of Seller's Vice President, Taxes or his designee, such Action could have a potential adverse impact upon Seller, including an increase in assessed value and/or an increase in the Seller's portion of property taxes, ad valorem taxes and payments under the Property Tax Agreements. Notwithstanding the forgoing, in the event that Buyer should reasonably request that Seller take such Action, and Seller agrees to comply, then the following provisions shall apply:

     (A) It is agreed that Seller shall be entitled for reimbursement for any costs and expenses that it may incur with respect to an Action. In the event that Seller, in its absolute discretion, shall seek such reimbursement, then Buyer shall reimburse Seller for (i) all costs and expenses of any type and nature incurred by Seller as a result of or relating to taking of such Action and (ii) the actual costs (including wages, benefits, overhead, etc.) of time spent by Seller's employees dealing with the Action.

     (B) Without limitation to the forgoing, Buyer shall pay for, defend, with counsel satisfactory to Seller, protect, indemnify and save harmless Seller from and against any and all liabilities, obligations, claims, investigations, inquiries, judgments, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against Seller by reason of (i) taking an Action, (ii) any misrepresentation by Buyer hereunder, or (iii) any failure on the part of the Buyer to perform or

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observe any of its agreements or obligations under this Agreement. For purposes of this Section 12.3, any increase in property taxes, ad valorem taxes or payments under the Property Tax Agreements over and above that which Seller would have been required to have paid but for Buyer's request that Seller take an Action shall be considered to be an indemnificable expense hereunder.

     (C) Without limitation to the foregoing, Buyer shall pay within fifteen business days of Seller's written request for payment all judgments, damages, penalties, fines, assessments and other charges asserted against and incurred by Seller with respect to any of the matters included in Buyer's indemnity obligation hereunder.

     (D) In the event that any payment which Buyer is obliged to make to Seller under this Agreement is not made within the fifteen day period set forth in subsection (C), above, such payment shall bear interest at the rate of eight percent per annum from the expiration date of such fifteen day period until the date payment is actually received by Seller."

2. All defined terms set forth herein without definition shall have the meaning given such term in the Agreement.

3. Except as set forth herein, all other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

                                  AIR PRODUCTS AND CHEMICALS, INC.


                                  By:    /s/  Dorothy Green
                                         -------------------------------------
                                  Title:   Assistant Treasury-Tax
                                         -------------------------------------


                                  THE PREMCOR REFINING GROUP, INC.


                                  By:    /s/  Dennis B. Eichholz
                                         -------------------------------------
                                  Title:   Controller
                                         -------------------------------------


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